UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

Skystar Bio-Pharmaceutical Company

(Exact name of registrant as specified in its charter)

Nevada	001-34394	33-0901534
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

4/F Building B Chuangye Square, No. 48 Keji Road,

Gaoxin District, Xi’an, Shaanxi Province, P.R. China

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (8629) 8819-3188

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 5.03 in this Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On July 15, 2014, the Board of the Company approved and adopted an amendment to the Company’s bylaws, as currently in effect (the “Bylaws”), with respect to the corporate seal of the Company, which the effective date of such amendment of the date of the adoption, with the effective date of July 16, 2014. Following the amendment, Article XII of the Bylaws reads, in its entirety, as follows:

“ARTICLE XII-CORPORATE SEAL      The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation.”

On July 18, 2014, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) (the “Series C Preferred Stock”) with the Secretary of State of the State of Nevada, establishing and designating the Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value of $1,000. The Series C Preferred Stock is not redeemable and does not have any liquidation preference. No dividends will be paid on shares of Series C preferred stock. Except as required by law, holders of the Series C Preferred Stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. Subject to certain ownership limitations as described below, the Series C Preferred Stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the Series C Preferred Stock (or $1,000) by a conversion price of $5.06 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. Subject to limited exceptions, a holder of shares of Series C Preferred Stock will not have the right to convert any portion of its Series C Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Certificate of Designation does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 3.1 to this filing and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2014
Skystar Bio-Pharmaceutical Company

	By:	/s/ Bing Mei
Bing Mei, Chief Financial Officer

2